EXHIBIT 14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Federated Managed Allocation Portfolios/Federated Asset Allocation Fund

We consent to the use of our reports dated January 25, 2011, incorporated herein by reference, on the financial statements of Federated Balanced Allocation Fund, a portfolio of Federated Managed Allocation Portfolios, and Federated Asset Allocation Fund (formerly known as Federated Stock and Bond Fund), as of November 30, 2010, and to the reference to our firm under the heading “Financial Highlights” in the prospectus/proxy statement filed in form N-14.

Boston, Massachusetts
August 12, 2011